Exhibit 99.1

Lucid Group, Inc. Announces Proposed Convertible Senior Notes Offering

NEWARK, CALIFORNIA—(PRNewswire)—December 8, 2021—Lucid Group, Inc. (“Lucid”)(Nasdaq: LCID) today announced its intention to offer, subject to market and other conditions, $1,750,000,000 aggregate principal amount of convertible senior notes due 2026 (the “notes”) in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Lucid also expects to grant the initial purchasers of the notes an option, for settlement within a period of 13 days from, and including, the date the notes are first issued, to purchase up to an additional $262,500,000 principal amount of notes.

The notes will be senior, unsecured obligations of Lucid, will accrue interest payable semi-annually in arrears, and will mature on December 15, 2026, unless earlier repurchased, redeemed, or converted. Noteholders will only have the right to convert their notes in certain circumstances and during specified periods. Lucid will settle conversions of notes by paying or delivering, as applicable, cash, shares of its Class A common stock (the “common stock”) or a combination of cash and shares of its common stock, at Lucid’s election. The notes will be redeemable, in whole or in part (subject to certain limitations), for cash at Lucid’s option at any time, and from time to time, on or after December 20, 2024 and on or before the 31st scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of Lucid’s common stock exceeds 130% of the conversion price for a specified period of time and certain liquidity conditions are satisfied. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. The interest rate, initial conversion rate and other terms of the notes will be determined at the pricing of the offering.

Lucid intends to allocate an amount equal to the net proceeds from the notes to finance or refinance, in whole or in part, one or more new or existing “Eligible Green Investments,” including the development, manufacture, or distribution of products, key components, and machinery related to electric vehicles or energy storage systems, as well as investments and expenditures related to renewable energy, energy efficiency, and sustainable water and waste management.  Pending such allocation, Lucid intends to use the net proceeds of the offering for business expansion and general corporate purposes, which may include investing in our manufacturing capabilities, expanding and improving operations such as our retail and service network, investing in research and development, and supporting other potential growth opportunities.

The offer and sale of the notes and any shares of common stock issuable upon conversion of the notes have not been, and will not be, registered under the Securities Act or any other securities laws, and the notes and any such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the notes or any shares of common stock issuable upon conversion of the notes, nor will there be any sale of the notes or any such shares, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

About Lucid Group

Lucid’s mission is to inspire the adoption of sustainable energy by creating the most captivating electric vehicles, centered around the human experience. The company’s first car, Lucid Air, is a state-of-the-art luxury sedan with a California-inspired design that features luxurious full-size interior space in a mid-size exterior footprint. Underpinned by race-proven technology, Lucid Air offers up to 520 miles of range and 1,111 horsepower, and was named the 2022 MotorTrend Car of the Year. Customer deliveries of Lucid Air, which is produced at Lucid’s new factory in Casa Grande, Arizona, are underway.

Forward-Looking Statements

This press release includes forward-looking statements, including statements regarding the anticipated terms of the notes being offered, the completion, timing and size of the proposed offering and the intended use of the net proceeds from the offering. Forward-looking statements represent Lucid’s current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Among those risks and uncertainties are market conditions, including market interest rates, the trading price and volatility of Lucid’s common stock and risks relating to Lucid’s business, including those described in periodic reports that Lucid files from time to time with the SEC. Lucid may not consummate the proposed offering described in this press release and, if the proposed offering is consummated, cannot provide any assurances regarding the final terms of the offering or the notes or its ability to effectively apply the net proceeds as described above. The forward-looking statements included in this press release speak only as of the date of this press release, and Lucid does not undertake to update the statements included in this press release for subsequent developments, except as may be required by law.

Media Contact

media@lucidmotors.com